Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

The Cheesecake Factory Incorporated Prices Upsized $500.0 Million Convertible Senior Notes Offering

CALABASAS HILLS, Calif. – February 25, 2025 – The Cheesecake Factory Incorporated (the “Cheesecake Factory”) (NASDAQ: CAKE) today announced the pricing of its offering of $500,000,000 aggregate principal amount of 2.00% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $450,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on February 28, 2025, subject to customary closing conditions. The Cheesecake Factory also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of The Cheesecake Factory and will accrue interest at a rate of 2.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The notes will mature on March 15, 2030, unless earlier repurchased, redeemed or converted. Before November 15, 2029, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after November 15, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Cheesecake Factory will settle conversions in cash and, if applicable, shares of its common stock. The initial conversion rate is 14.1377 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $70.73 per share of common stock. The initial conversion price represents a premium of approximately 30.0% over the last reported sale price of $54.41 per share of The Cheesecake Factory’s common stock on February 25, 2025. The conversion rate is subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at The Cheesecake Factory’s option at any time, and from time to time, on or after March 20, 2028 and on or before the 35th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of The Cheesecake Factory’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require The Cheesecake Factory to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory estimates that the net proceeds from the offering will be approximately $485.6 million (or approximately $558.5 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and The Cheesecake Factory’s estimated offering expenses. The Cheesecake Factory intends to use approximately $130.0 million of the net proceeds to repurchase approximately 2.4 million shares of its common stock concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as The Cheesecake Factory’s agent. The Cheesecake Factory intends to use approximately $290.0 million of the net proceeds to repurchase $276.0 million aggregate principal amount of its outstanding 0.375% Convertible Senior Notes due 2026 (the “2026 Notes”) concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as The Cheesecake Factory’s agent. The Cheesecake Factory intends to use the remainder of the net proceeds from the offering for general corporate purposes, including the repayment of debt under its revolving credit facility.

Holders of the 2026 Notes that are repurchased in the concurrent repurchases described above may purchase shares of The Cheesecake Factory’s common stock in the open market to unwind any hedge positions they may have with respect to the 2026 Notes. These activities may affect the trading price of The Cheesecake Factory’s common stock and the initial conversion price of the notes. The concurrent repurchases of shares of The Cheesecake Factory’s common stock described above may result in The Cheesecake Factory’s common stock trading at prices that are higher than would be the case in the absence of these repurchases and may have affected the initial terms of the notes, including the initial conversion price.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. As of February 24, 2025, we currently own and operate 352 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 34 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent The Cheesecake Factory’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to The Cheesecake Factory’s business, including those described in periodic reports that The Cheesecake Factory files from time to time with the SEC. The Cheesecake Factory may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and The Cheesecake Factory does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000